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Exhibit 10.17.1(b)

AGREEMENT TO EXTEND THE TERM OF THE
MEMBER TRANSMISSION SERVICE AGREEMENT

        THIS AGREEMENT TO EXTEND THE TERM OF THE MEMBER TRANSMISSION SERVICE AGREEMENT (this "Agreement") is made as of August 2, 2006, between Georgia Transmission Corporation (An Electric Membership Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia ("GTC"), and Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia (the "Transmission Customer"). GTC and Transmission Customer are collectively referred to herein as the "Parties."

RECITALS

        The Parties entered into that certain Member Transmission Service Agreement dated as of March 1, 1997 ("MTSA"), wherein GTC and the Transmission Customer agreed that GTC will own and operate electric transmission facilities and provide transmission and ancillary services to the Transmission Customer.

        The Parties wish to execute this Agreement in order to extend the term of the MTSA, as such term is defined in the MTSA.

        NOW, THEREFORE, for good and valuable consideration, the Parties agree to execute this Agreement, which will modify and amend the MTSA as follows:

        1.    Term.    Section 8.1.2 of the MTSA is hereby amended by deleting such section and replacing it with the following:

          8.1.2.    Term.    The initial term of this Agreement shall begin on the Effective Date and end on December 31, 2006 (the "Initial Term"). Thereafter, this Agreement shall automatically be extended for six additional terms, the first ending December 31, 2016 (the "First Additional Term"); the second ending December 31, 2020 (the "Second Additional Term"); the third ending December 31, 2025 (the "Third Additional Term"); the fourth ending December 31, 2030 (the "Fourth Additional Term"); the fifth ending December 31, 2035 (the "Fifth Additional Term"); and the sixth ending December 31, 2040. Thereafter, this Agreement shall continue from year to year unless terminated by either Party after giving not less than two (2) years' prior written notice of its intention to terminate.

        2.    Reduction in Service.    Section 1.2.3 of the MTSA is hereby amended by deleting the first two sentences of such section and replacing them with the following:

          1.2.3    Reduction in Service.    After the end of the Initial Term or the end of the First Additional Term, the Transmission Customer may reduce its obligation to purchase Network Transmission Service from GTC to one thousand five hundred fifty-three [1995 5CP] kilowatts (1553 kW) or any greater amount of Network Load. After the end of the Second Additional Term, Third Additional Term, Fourth Additional Term or Fifth Additional Term, the Transmission Customer may reduce its obligation to purchase Network Transmission Service from GTC to TBD [2015 5CP] kilowatts (TBD kW) or any greater amount of Network Load. The Transmission Customer shall provide GTC with written notice of its intent to reduce its obligation to purchase Network Transmission Service (and the amount of Network Load) no later than December 31, 2005 if it wishes to implement such reduction at the expiration of the Initial Term. The Transmission Customer shall provide such notice by December 31, 2015 if it wishes to implement such reduction at the end of the First Additional Term; December 31, 2019 if it wishes to implement such reduction at the end of the Second Additional Term; December 31, 2024 if it wishes to implement such reduction at the end of the Third Additional Term; December 31, 2029 if it wishes to implement such reduction at the end of the Fourth Additional Term; and

  December 31, 2034 if it wishes to implement such reduction at the end of the Fifth Additional Term.

        3.    No Further Amendments.    Except as specifically modified and amended by the foregoing, the MTSA shall be in full force and effect.

        4.     All capitalized terms used in this Agreement but not defined in this Agreement shall have the meaning ascribed to such term in the MTSA.

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to Extend the Term of the Member Transmission Service Agreement to be signed and sealed as of the date first written above by their duly authorized representatives.

GTC:
GEORGIA TRANSMISSION CORPORATION (An Electric Membership Corporation)
[CORPORATE SEAL]		By:	/s/ MICHAEL L. SMITH Name: Michael L. Smith Title: President and Chief Executive Officer
ATTEST:
By:	/s/ PATRICIA N. NASH Patricia N. Nash, Assistant Secretary
TRANSMISSION CUSTOMER:
Oglethorpe Power Corporation (An Electric Membership Corporation)
[CORPORATE SEAL]		By:	/s/ THOMAS A. SMITH Name: Thomas A. Smith Title: President and Chief Executive Officer
ATTEST:
By:	/s/ PATRICIA N. NASH Name: Patricia N. Nash Title: Secretary

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AGREEMENT TO EXTEND THE TERM OF THE MEMBER TRANSMISSION SERVICE AGREEMENT